Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [ ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                  AVESIS, INC.
                    ----------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 MARK L. SMITH
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-1l(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
    or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                              AVESIS INCORPORATED
                     100 West Clarendon Avenue, Suite 2300
                             Phoenix, Arizona 85013
                     -------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               December 11, 1995
                     -------------------------------------


TO THE STOCKHOLDERS:

              The Annual Meeting of Stockholders of Avesis Incorporated, a Delaware corporation (the "Company"), will be held on Monday, December 11, 1995 at 11:00 a.m. local time, at the executive offices of GoLightly Candy Company, 35 Hillside Avenue, Hillside, New Jersey 07205, for the following purposes:

           1. To elect directors for the ensuing year and until their successors are elected and qualified; and

           2. To transact such other business as may properly come before the meeting or any adjournment thereof.

              The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

              Only stockholders of record at the close of business on October 23, 1995 entitled to receive notice of and to vote at the Annual Meeting.

              All stockholders are cordially invited to attend the Annual Meeting in person.

                                   Sincerely,


                                   FRANK C. CAPPADORA
                                   President and Chief Executive Officer

Phoenix, Arizona
November 13, 1995

--------------------------------------------------------------------------------
Please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares, whether or not you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.
--------------------------------------------------------------------------------

                              AVESIS INCORPORATED
                     100 West Clarendon Avenue, Suite 2300
                             Phoenix, Arizona 85013
                             ----------------------


                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               December 11, 1995
                             ----------------------



               SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

         Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Avesis Incorporated (the "Company"). All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

         This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's stockholders commencing on or about November 13, 1995.

         A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

         The mailing address of the principal corporate office of the Company is 100 West Clarendon Avenue, Suite 2300, Phoenix, Arizona 85013.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only stockholders of record at the close of business on October 23, 1995 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, there were issued and outstanding 4,075,420 shares of Common Stock and 388,180 shares of $10 Class A Nonvoting Cumulative Convertible Preferred Stock, Series 2 ("Series 2 Preferred"). Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. Shares of the Series 2 Preferred do not have voting rights with respect to the matters included on the Annual Meeting agenda. The presence of a majority of the Common Stock, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The affirmative vote of a majority of such quorum is required with respect to the approval of the proposals set forth herein. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations for the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Security Ownership of Certain Beneficial Owners and Management

         At August 18, 1995 there were 4,075,420 shares of Common Stock outstanding. The table below sets forth as of August 18, 1995, certain information regarding the shares of Common Stock beneficially owned by each director of the Company and each named executive officer in the Summary Compensation Table, by all of the Company's executive officers and directors as a group, and by those persons known by the Company to have owned beneficially 5% or more of the outstanding shares of Common Stock, which information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                                                Common issuable
                                                upon conversion
                                                or exercise of: (1)
                                          -----------------------------
                                                                           Total Common
                              Common          Series 2        Options      Beneficially  Percent of
Name and Address              Stock       Preferred Stock   Or Warrants      Owned (1)   Common (2)
----------------              -----       ---------------   -----------     ----------   ----------

Gerald L. Cohen*             153,359           55,685         100,000         309,044        7.3
William R. Cohen*             48,521           17,630         100,000         166,151        4.0
William L. Richter           417,120          114,282(3)      521,000(3)    1,052,403(3)    22.3
c/o Richter & Co., Inc.
950 Third Avenue
New York, NY l0022
Sam Oolie*                   243,342(5)        60,058         100,000         403,400        9.5
Frank Cappadora*                  --               --         485,500         485,500       10.6
Kenneth L. Blum, Sr.         140,000(6)         5,000              --         145,000        3.6
17133 Ericarose Street
W. Boca Raton, FL 33496

Kenneth L. Blum, Jr.(4)       50,000               --       1,839,750       1,889,750       32.0
11460 Cronridge Drive
Suite 120
Owings Mills, MD 21117

Alan S. Cohn(4)               50,000               --       1,829,750       1,879,750       31.8
11460 Cronridge Drive
Suite 120
Owings Mills, MD 21117

Benjamin D. Ward., Sr.       956,888               --              --         956,888       23.5
4712 North 41st Place
Phoenix, Arizona 85018

All directors and          1,003,533          252,656       1,407,825       2,664,014       46.4
executive officers as          (5)



*   Address: 100 West Clarendon, Suite 2300, Phoenix, Arizona 85013.

(1) Includes shares of Common Stock with respect to which the identified person had the right to acquire beneficial ownership on or within 60 days of the date of the above table pursuant to the Series 2 Preferred or options or warrants, as indicated.

(2) The percentages shown include Common Stock actually owned as of the date of the above table and Common Stock of which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to the Series 2 Preferred, options or warrants, as indicated. In calculating the percentage of ownership, all shares of Common Stock which the identified person had the right to acquire within 60 days of the date of the above table are deemed to be outstanding when computing the percentage of Common
    Stock owned by such person but are not deemed to be outstanding when computing the percentage of Common Stock owned by any other person.

(3) Includes common shares issuable upon conversion or exercise of 22,300 shares of Series 2 Preferred, 240,000 warrants and 71,000 options indirectly owned via a corporation, Richter & Co., Inc. ("RCI"), which thereby beneficially owns in its own name 8.3% of the Company's Common Stock. Also includes common shares issuable upon conversion of 3,883 and 4,530 shares of Series 2
    Preferred held via two other corporations. Also includes common shares issuable upon conversion of 2,500 shares of Series 2 Preferred and 10,169 shares of Common Stock held by family members, as to which Mr. Richter disclaims beneficial ownership.

(4) Mr. Blum, Jr. and Mr. Cohn perform substantial services for the Company pursuant to the Management Agreement but are not necessarily deemed executive officers of the Company.

(5) Includes  30,000  shares,  owned by Mr. Oolie's  daughters,  as to which Mr.
    Oolie disclaims beneficial ownership.

(6) The indicated shares are held by Mr. Blum's spouse.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

Vote Required; Nominees

         Five persons have been nominated for election at the 1995 Annual Meeting as directors for terms expiring at the 1996 Annual Meeting and until their successors have been duly elected and qualified. Each of the nominees currently is a director of the Company.

         It is intended that votes will be cast pursuant to the enclosed proxy for the election of each nominee listed below, except for those proxies which withhold such authority. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the Company's management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

         All directors will hold office until the next Annual Meeting of Stockholders and the election and qualification of their successors. Officers are elected annually and serve at the pleasure of the Board of Directors.

         Set forth below is certain biographical information relating to the nominees.

         William R. Cohen, 64, Co-Chairman of the Board, has served as a Director of the Company since April 1986. Mr. Cohen is the President of Star Uniform Rental Company and Go Lightly Candy Company. Mr. Cohen has served as Chairman of American Mobile Communications, a cellular communications company and has also held various positions with CFC Associates, a venture capital partnership, and its predecessor organizations. Mr. Cohen serves as a lifetime trustee of the Hospital Center, Orange, New Jersey. Mr. Cohen is not related to Gerald L. Cohen.

         William L. Richter, 52, Co-Chairman of the Board, has been a director of the Company since August 1993 and has previously served as an advisor to the Company's Board of Directors. Mr. Richter has been President of Richter Investment Corp. and its wholly-owned subsidiary, Richter & Co., Inc., a registered broker-dealer firm (or its predecessor organization) for the past five years. Mr. Richter was Co-Chairman of Rent-A-Wreck of America, Inc., an automobile rental franchise operation, from November 1989 to June 1993 and has been Vice Chairman of that Company since June 1993.

         Kenneth L. Blum, Sr., 69, has served as a Director of the Company since August 1993. Mr. Blum has been Chairman of the Board and Chief Executive Officer of Rent-A-Wreck of America, Inc. an automobile rental franchise operation, since June 1993 and served as its President from January 1994 to October 1994. Mr. Blum co-founded United HealthCare, Inc., a Baltimore, Maryland-based healthcare company, in 1974 and served as its president and chief executive officer until 1990. Since 1990, Mr. Blum has been a management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau; American Business Information Systems, Inc., a high-volume laser printing company; and Mail- Rx, a mail-order prescription drug company. Mr. Blum is the father of Kenneth L. Blum, Jr. and the father-in-law of Alan S. Cohn. See "Executive Officers; NHE."

         Gerald L. Cohen, 51, has served as a Director of the Company since March 1985. Mr. Cohen is a managing director of Greenley Capital Company, a limited partnership which is a New York-based investment banking firm. Mr. Cohen is the sole shareholder of the general partner (Greenley Corp.) of Greenley Capital Company. From August 1982 through April 1989, Mr. Cohen was a managing director of Richter, Cohen & Co., a New York-based investment banking firm (a predecessor of Richter & Co., Inc.). Mr. Cohen also serves as a Director of Marketing Systems of America and Polar Express Corporation. Mr. Cohen is not related to William R. Cohen.

         Sam Oolie, 59, has served as a Director of the Company since March 1985. Mr. Oolie has been Chairman and Chief Executive Officer of No-Fire Technologies, Inc., a manufacturer of fire retardant coatings and textiles, since August 1995 and has been Chairman of Oolie Enterprises, an investment company, since July 1985. Mr. Oolie has held various positions with CFC Associates, a venture capital partnership, and its predecessor companies since January 1984, and also has been Chairman of New Thermal Corp., an extruder of plastic profiles for the window industry, since January 1991. He was Vice Chairman of American Mobile Communications, Inc. a cellular telephone company, from February 1987 until July l989 and Chairman of the Nostalgia Network, a 24-hour cable television program service, from April 1987 until January 1990. Mr. Oolie also serves as a Director of Noise Cancellation Technologies, Inc., Wayfinders, Inc. and Comverse Technology, Inc.

Executive Officers; NHE

         Frank Cappadora, 49, has been President and Chief Executive Officer of the Company since September 1992 and was designated to such positions by the Board of Directors in connection with the management services agreement between the Company and National Health Enterprises, Inc., a Maryland corporation ("NHE"). Mr. Cappadora is Vice President and Chief Executive Officer of National Computer Services, Inc., a computer service bureau, and Vice President and Chief Executive Officer of American Business Information Systems, Inc., a high volume laser printing company. See "Certain Transactions."

         Mark L. Smith, 34, has served as Vice President of the Company since August l990, as Treasurer and Controller since 1986, as Secretary since April 1993, and as Chief Financial Officer since August 1993. Mr. Smith, a certified public accountant and a member of the American Institute of Certified Public Accountants, was a Staff Accountant for the accounting firm of Coopers & Lybrand from June 1985 to May 1986.

         Effective March 18, 1993, the Company entered into a Management Agreement (the "Management Agreement") with National Health Enterprises, Inc., a Maryland corporation ("NHE") pursuant to which NHE agreed to manage substantially all aspects of the Company's business, subject to certain limitations and the direction of the Company's board of directors. See "Certain Transactions."

         The following individuals, though not necessarily deemed executive officers of the Company, are providing significant services to the Company pursuant to the Management Services Agreement:

         Kenneth L. Blum, Jr., 31, is President and Chief Executive Officer and the sole stockholder of NHE. Mr. Blum is also President of Rent-A-Wreck of America, Inc., an automobile rental franchise operation, President of National Computer Services, Inc., a computer service bureau, and President of American Business Information Systems, Inc., a high-volume laser printing company. Alan
S. Cohn, 40, is providing sales and marketing services on behalf of the Company through an arrangement with NHE for sales and marketing services. Kenneth L. Blum, Sr., a member of the Company's Board of Directors, is the father of Kenneth L. Blum, Jr. and the father-in-law of Alan S. Cohn.

Compliance with Section 16(a) Reporting Requirements.

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. All of these filing requirements were satisfied, except that the Company believes that 10% stockholder Benjamin D. Ward completed one or more transactions during the fiscal year, though the Company did not receive a copy of any report which may have been filed with respect to such transactions. In making these disclosures, the Company has relied solely on representations obtained from certain of its former and current directors, executive officers and ten percent holders and/or copies of the reports that they have filed with the Commission.

Meetings and Committees

         The Audit Committee of the Board of Directors consists of Gerald Cohen and Sam Oolie. This committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee met one time during the fiscal year ended May 31, 1995.

         Currently, there is no nominating or compensation committee or other committee performing similar functions.

         The Board of Directors of the Company held a total of five meetings (including telephonic meetings) during the fiscal year ended May 31, 1995. During the fiscal year ended May 31, 1995, no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served.

                           SUMMARY COMPENSATION TABLE

      The following table and related notes set forth information regarding the compensation awarded to, earned by or paid to the Company's Chief Executive Officer for services rendered to the Company during the years ended May 31, 1995, 1994 and 1993. No other executive officer who was serving as an executive officer at the end of fiscal 1995 received salary and bonus which aggregated at least $100,000 for services rendered to the Company during the year ended May 31, 1995.


                                      Annual Compensation               Long Term Compensation
                             ----------------------------------    ----------------------------------
                                                                          Awards            Payouts
                                                                   ---------------------  -----------
                                                  Other Annual     Restricted                             All Other
Name and                                          Compensation       Stock      Options/     LTIP       Compensation
Principal Position   Year    Salary ($)  Bonus ($)      ($)        Award(s)($)  SARs (#)  Payouts ($)       ($)
-------------------  ----    ----------  ---------  -----------    -----------  --------  -----------   ------------

Frank Cappadora      1995    $14,000(1)    ---          ---            ---        (2)         ---           ---
CEO                  1994       (1)        ---          ---            ---        (2)         ---           ---
                     1993       (1)        ---          ---            ---        (2)         ---           ---


(1)    Mr.  Cappadora  has been  President  and Chief  Executive  Officer of the
       Company since September 1992 and was designated to such position by the Board of Directors in connection with the Management Agreement between the Company and NHE. NHE receives cash compensation of $220,000 under the Management Agreement for the year ended March 18, 1994 and $200,000 per year thereafter plus expense reimbursements and is entitled to receive commissions pursuant to a Marketing Agreement. Mr. Cappadora is not a stockholder of NHE, and his compensation from NHE and its affiliated entities is not tied directly to the services performed by Mr. Cappadora on behalf of the Company. During 1995, Mr. Cappadora received a portion of his compensation directly from the Company, while the remaining portion was paid to him by NHE.

(2) NHE received options for the purchase of 4,400,000 shares of the Company's Common Stock in March 1993 in connection with the Management
       Agreement. Mr. Cappadora holds options for 485,500 shares of the Company's Common Stock, which options were transferred to Mr. Cappadora by NHE in March 1993. The options are exercisable at $.48 per share through March 18, 2003.

See also "Certain Transactions -- Stock Option Grant."


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTION VALUE TABLE (1)

       The following table sets forth information with respect to the executive officer named in the Summary Compensation Table concerning the number and value of options outstanding at the end of the last fiscal year. The executive officer named in the Summary Compensation Table did not exercise any options during the last fiscal year.

                    Number of Unexercised          Value of Unexercised
                    Options at FY-End (#)          in-the-Money Options
                                                       at FY-End ($)
                 -------------------------      ---------------------------
Name             Exercisable  Unexercisabe      Exercisable   Unexercisable
---------------  -----------  ------------      -----------   -------------
Frank Cappadora    485,500         --           $301,010(1)        --


(1) Based on the average of the closing bid and asked prices on May 31, 1995 as reported by the National Quotation Bureau, Inc. and an exercise price of $.48 per share. See Note 2 to the Summary Compensation Table and "Certain Transactions -- Stock Option Grant."


Employment   Contracts,   Termination  of  Employment,   and   Change-in-Control
Arrangements

         In the event of termination of the Management Agreement with NHE without cause, all options granted to NHE in connection with the Management Agreement remain outstanding for the balance of their 10-year term. See -- "Certain Transactions -- Stock Option Grant."

Director Compensation

         Directors are reimbursed for out-of-pocket expenses incurred in connection with each Board of Directors or committee meeting attended. Directors who also are employees of the Company are eligible to participate in the Company's Incentive Stock Option Plan and the Company's 401(k) Plan, and all directors are eligible to participate in the Company's 1993 Stock Option Plan (the "1993 Plan"). Pursuant to the 1993 Plan, options for 100,000 shares of the Company's Common Stock were granted on April 8, 1993 to each of directors William R. Cohen, Gerald L. Cohen, and Sam Oolie. The exercise price of such options is $.40 per share, which was at least the fair market value of the Company's Common Stock on the date of grant. Options for 25,000 shares of Common Stock were exercisable by each of the optionees as of the date of grant, with the balance vesting in equal parts at the end of each of the 10 three-month periods following the date of grant. At May 31, 1995 options for 85,000 shares of Common Stock were exercisable by each of the optionees.

Certain Transactions

         Management  Agreement.  Effective  March 18, 1993, the Company  entered
         ---------------------
into a Management Agreement (the "Management Agreement") with NHE pursuant to which NHE agreed to manage substantially all aspects of the Company's business, subject to certain limitations and the direction of the Company's Board of Directors. The Management Agreement provided cash compensation of $220,000 in the first year and $200,000 per year thereafter, as well as options for the purchase of up to 4,400,000 shares of the Company's Common Stock, as described below. The Management Agreement has an initial term of five years, and the Company has the right to extend it for up to two additional two-year periods. The Management Agreement is terminable by the Company for cause, as defined. Pursuant to the Management Agreement, the Company has agreed that it will not, without NHE's consent, issue (i) securities for consideration less than the fair market value thereof; (ii) shares of Common Stock to any director, officer, employee, or affiliate for less than $.40 per share; or (iii) securities to any director, officer, employee, or affiliate except to the extent of 300,000 shares of Common Stock plus options previously issued to such persons.

         The Management Agreement includes certain representations and warranties and limitations on solicitation by NHE of customers and employees of the Company during the term of the Management Agreement and for two years thereafter. The Management Agreement also requires that NHE hold in confidence the Company's confidential information, provides that confidential information developed by NHE shall belong to NHE, and further provides that the Company shall have a nonexclusive, royalty-free, perpetual license to confidential information developed by NHE.

         Stock  Option  Grant.  Effective  March 18,  1993,  the Company  issued
         --------------------
10-year options (the "Options") to NHE for the purchase of up to 4,400,000 shares of the Company's Common Stock, of which Options for the purchase of 1,400,000 shares were exercisable as of the date of grant at an exercise price of $.40 per share. The remaining Options (an aggregate of 3,000,000 Options) could become exercisable under their original terms at prices ranging from $.40 to $.80 contingent upon achievement of profitability targets. Pursuant to such provisions, Options for the purchase of 500,000 shares became exercisable at $.432 based upon the Company's results for the quarter ended May 31, 1994. Effective December 5, 1994, the Board of Directors approved the vesting of the remaining 2,500,000 of these Options at an exercise price of $.48 per share, and NHE and the Company agreed that the exercise price of the 500,000 Options which had vested at $.432 per share would be increased to $.48 per share. The actions of the Board of Directors were predicated upon the Board's view of the Company's performance relative to the original vesting criteria and other relevant considerations. Options remain exercisable throughout the 10-year term of the Options, except that Options terminate 120 days after termination of the Management Agreement by the Company for cause.

         The Options are transferable only to employees or affiliates of NHE performing substantial services for or on behalf of the Company or to employees of the Company, subject to compliance with applicable law. NHE transferred all of the Options in March 1993, principally to Kenneth L. Blum, Jr., Alan S. Cohn and Frank Cappadora. Effective December 5, 1994, Messrs. Blum, Jr., Cohn and Cappadora transferred an aggregate of 125,000 of the Options exercisable at $.48 per share to Richter & Co., Inc. ("RCI") in consideration of services performed and to be performed by RCI on behalf of NHE in connection with NHE's provision of management services to the Company. RCI in turn transferred 50,000 of such Options to William L. Richter effective December 5, 1994. Transferred Options may revert to NHE if a transferee ceases performing substantial services for or on behalf of the Company.

         Stock  Purchase.  Kenneth L. Blum,  Jr. and Alan S. Cohn each  acquired
         ---------------
50,000 shares (the "Shares") of the Company's Common Stock on March 18, 1993 for consideration of $.40 per share.

         Subordinated  Promissory Notes. On March 18, 1993, the Company obtained
         ------------------------------
loans in the amount of $80,000 from each of Mr. Blum and Mr. Cohn. The notes are due March 18, 1998 and bear interest at the rate of 6% per annum, provided that the notes may be accelerated by the holders thereof if the Company terminates the Management Agreement without cause. Interest is payable semiannually in arrears, commencing September 18, 1993. The notes are unsecured and subordinated to the Company's outstanding 9 1/2% Debentures and future indebtedness of the Company for borrowed money.

         Registration Rights Agreement.  The Company entered into a Registration
         -----------------------------
Rights Agreement (the "Registration Rights Agreement") effective March 18, 1993 with NHE, Mr. Blum, and Mr. Cohn. The Registration Rights Agreement provides two demand registrations with respect to the Shares and the shares issuable pursuant to the Options ("Registrable Securities"). The first demand registration is exercisable at the request of holders of at least 900,000 Registrable Securities after the exercise by NHE and/or its transferees of at least 900,000 Options. The second demand registration is exercisable at the request of holders of at least 1,000,000 Options after completion of a fiscal year in which the Company has Profits of at least $1,000,000. The Registration Rights Agreement also provides piggyback registration rights with respect to registrations in which other selling stockholders are participating. The Company is obligated to pay the offering expenses of each such registration, except for the selling stockholders' pro rata portion of underwriting discounts and commissions. No precise prediction can be made of the effect, if any, that the availability of shares pursuant to registrations under the Registration Rights Agreement will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock pursuant to such registrations could adversely affect prevailing market prices.

         Marketing  Agreement.  Effective  March 18,  1993,  the Company and NHE
         --------------------
entered into a Marketing Representation Agreement (the "Marketing Agreement") pursuant to which NHE is entitled to receive a commission equal to 7 1/2% of the enrollment fees (as defined) from Sponsor contracts generated by NHE. The Company also agreed to pay NHE commissions equal to 2 1/2% of the enrollment fees from Sponsor contracts with respect to which NHE provides marketing assistance in procuring the contract, but does not itself generate the initial Sponsor contact. The term of the Marketing Agreement is coextensive with that of the Management Agreement. In fiscal 1995 and 1994, the Company paid approximately $66,000 and $34,00, respectively, to NHE under the Marketing Agreement.

         Software  Development   Services.   During  fiscal  1995,  the  Company
         --------------------------------
contracted with National Computer Services, Inc. ("NCS") to develop software related to the Company's vision, dental and hearing programs. During fiscal 1995, the Company paid approximately $162,000 to NCS for such services. Additionally, the Company has contracted with NCS to lease its computer system. Once the software development is completed and the system is converted, the Company will pay NCS a monthly lease fee of $2,500. Frank Cappadora, President and Chief Executive Officer of the Company, is Vice President and Chief Executive Officer and a stockholder of NCS. Kenneth L. Blum, Jr., a principal of NHE, is President and a stockholder of NCS and the son of Kenneth L. Blum, Sr., a director of the Company.

         Litigation  Agreement.  The  Company  entered  into an  agreement  with
         ---------------------
Kenneth L. Blum, Sr., a director of the Company; Kenneth L. Blum, Jr., a principal of NHE; and Alan S. Cohn, who provides marketing services for the Company through an arrangement with NHE, with respect to potential liabilities and expenses in connection with a suit initiated by United HealthCare, Inc. ("United") against the Company and these individuals in June 1994 and a countersuit filed against United in December 1994 by these individuals. The agreement provided that the Company would indemnify the individuals in an amount based upon the gross profit earned on the contract which was the subject of the action brought by United and overall Company pretax profitability and gave the Company an interest in any net proceeds received in conection with the countersuit. All litigation between the parties was dismissed with prejudice in May 1995 pursuant to a settlement. The Company paid approximately $140,000 in legal fees during fiscal 1995 pursuant to the agreement, which did not exceed the gross profit earned on the contract in question.

         Investment   Banking   Services.    The   Management    Agreement   and
         -------------------------------
contemporaneous transactions with NHE and certain other substantial transactions were structured and negotiated for the Company by Richter & Co., Inc., a New
York investment banking firm ("RCI"), which received cash consideration of $50,000 and 10-year warrants (the "Warrants") to acquire 400,000 shares of the Company's Common Stock, of which 127,273 were exercisable upon grant at $.40 per share. Under the original terms of the Warrants, the balance of the Warrants became exercisable contingent upon achieving profitability targets in the same manner originally applicable to the Options, as described above. The shares of Common Stock issuable pursuant to the Warrants are entitled to piggyback registration rights with respect to any registration in which the shares of Common Stock sold to Mr. Blum, Jr. and Mr. Cohn or the Common Stock issuable pursuant to the Options are included. A principal of RCI, William L. Richter, is a member of the Company's Board of Directors. RCI has assigned Warrants for the purchase of 160,000 shares of the Company's Common Stock to Mr. Richter. Mr. Richter and his firm have provided and expect to continue to provide substantial investment services for Messrs. Blum, Sr. and Jr., Mr. Cohn and various of their affiliated entities. To that extent, RCI may be deemed to have had a conflict of interest with respect to its efforts on behalf of the Company in effecting the Management Agreement and related agreements with NHE. The Company's Board of Directors took into account the potential conflict of interest issues referred to above in structuring and entering into the investment banking agreement with RCI and believes that the agreement was desirable and in the best interests of the Company notwithstanding such possibility.

         As a result of actions taken by the Board of Directors on December 5, 1994 in connection with the Options, the 400,000 Warrants referred to in the preceding paragraph have the following terms: 50,909 Warrants held by Mr. Richter and 76,364 Warrants held by RCI are exercisable at $.40 per share; and 109,091 Warrants held by Mr. Richter and 163,636 Warrants held by RCI are exercisable at $.48 per share.

         Effective December 5, 1994, Messrs. Blum, Jr., Cohn and Cappadora transferred an aggregate of 125,000 options exercisable at $.48 per share to RCI (of which 50,000 were transferred in turn by RCI to Mr. Richter), in consideration of services rendered and to be rendered by RCI on behalf of NHE in connection with NHE's provision of management services to the Company.

         Financial  Advisor  Agreement.  Effective January 18, 1995, the Company
         -----------------------------
retained RCI as exclusive financial advisor and placement agent. RCI's fees under this arrangement are payable only upon completion of defined transactions and, in such event, are calculated upon the basis of a percentage of the transaction value. The agreement is terminable by the Company upon 90 days notice, provided that RCI is entitled to receive certain fees for two years following termination in the event a transaction is concluded with an entity introduced to the Company by RCI.

         RCI provides substantial ongoing financial management and other services to the Company at no charge. In the opinion of management, the terms of the Company's arrangements with RCI, NHE and NCS taken as a whole are at least as favorable to the Company as could be obtained from third parties.


                                 OTHER MATTERS

         The Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has selected KPMG Peat Marwick LLP to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 1995. It is anticipated that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.


                             REPORT ON FORM 10-KSB

         Upon written request directed to Mark L. Smith, Secretary, Avesis Incorporated, 100 West Clarendon, Suite 2300, Phoenix, Arizona 85013, the Company will furnish without charge to stockholders of record on the Record Date a copy of the Company's Report on Form 10-KSB for the year ended May 31, 1995.


                             STOCKHOLDER PROPOSALS

         Proposals intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company by July 12, 1996 to be considered for inclusion in the Company's proxy materials relating to that meeting.


                                       AVESIS INCORPORATED



                                       FRANK C. CAPPADORA
                                       President and Chief Executive Officer


October 30, 1995

                              AVESIS INCORPORATED
                         100 West Clarendon, Suite 2300
                            Phoenix, Arizona 85013

                           THIS PROXY IS SOLICITED ON
                        BEHALF OF THE BOARD OF DIRECTORS

               The undersigned hereby appoints Frank C. Cappadora and Mark L. Smith, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Avesis Incorporated, a Delaware corporation (the "Company") held on record by the undersigned on October 23, 1995, at the Annual Meeting of Stockholders to be held on December 11, 1995 and at any adjournment thereof.

         1.    ELECTION OF DIRECTORS

William R. Cohen, Kenneth L. Blum, Sr., Gerald L. Cohen, Sam Oolie, William L. Richter.

        [ ] VOTE FOR all nominees listed, except as indicated to the contrary below (if any).

        [ ]    WITHHOLD  AUTHORITY to vote for all nominees.  (Instructions:  To
               withhold  your  vote  for  any  individual  nominee,   write  the
               nominee's name in the space below.)


        2. In their discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournment.

               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES.


               Please sign exactly as name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please give full corporate name and indicate that execution is by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:                   , 1995.
      -------------------


                                       Stockholder Name(s):  (Print)


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                                       -----------------------------------
                                       Signature

                                       -----------------------------------
                                       Signature if held jointly